EXHIBIT 99.1

Cosmos Health Secures up to $300 Million Financing Facility to Launch  Ethereum Treasury Strategy

CHICAGO, IL / GLOBE NEWSWIRE / August 6, 2025 / Cosmos Health Inc. (“Cosmos Health” or the “Company”) (NASDAQ:COSM), a diversified, vertically integrated global healthcare group, announced today that it has entered into a securities purchase agreement with a U.S.-based institutional investor for the issuance of up to $300 million in senior secured convertible promissory notes (the “Facility”), subject to the satisfaction or waiver of certain conditions, to support the launch of its Ethereum (ETH) digital asset treasury reserve strategy.

Key Highlights:

-	Strategic accumulation of ETH to enhance long-term shareholder value through increasing ETH-per-share

-	ETH assets will be custodied and staked through institutional infrastructure provided by [*] Trust Company, Inc. (“[*]”)

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Treasury initiative complements Cosmos Health’s ongoing digital transformation and e-commerce efforts, with potential to explore blockchain use cases in supply chain traceability, wellness incentive programs, and global consumer engagement

-	The Company plans to explore additional yield-generating strategies to optimize cash flow and utility from ETH holdings

Greg Siokas, CEO of Cosmos Health, stated: “This financing marks a strategic milestone for Cosmos Health, offering shareholders direct exposure to ETH, currently one of the most widely adopted digital assets in the world. It also provides access to growth capital to support a range of strategic initiatives, including accelerated product development, advanced R&D innovation, enhanced commercial initiatives, and our planned entry into U.S. manufacturing.”

“Our entry into the digital asset space is not a short-term pivot, but part of a broader commitment to innovation,” Greg Siokas continued. “We are confident that the size and flexibility of this facility should position us to deliver long-term, sustainable value for our shareholders.”

Under the terms of the Facility, Cosmos Health is required to allocate at least 72.5% of the net proceeds from each tranche closing toward building its digital asset treasury reserve, with the remainder to be used for working capital and various growth initiatives.

Curvature Securities, LLC acted as the sole placement agent in connection with the Facility.

The foregoing description is a summary only and does not purport to be complete. For further information, please refer to Cosmos Health’s Current Report on Form 8-K, which will be available on the Securities and Exchange Commission’s website at www.sec.gov.

About Cosmos Health Inc.

Cosmos Health Inc. (Nasdaq:COSM), incorporated in 2009 in Nevada, is a diversified, vertically integrated global healthcare group. The Company owns a portfolio of proprietary pharmaceutical and nutraceutical brands, including Sky Premium Life®, Mediterranation®, bio-bebe®, C-Sept® and C-Scrub®. Through its subsidiary Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency (EMA), it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union. Cosmos Health also distributes a broad line of pharmaceuticals and parapharmaceuticals, including branded generics and OTC medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK. Furthermore, the Company has established R&D partnerships targeting major health disorders such as obesity, diabetes, and cancer, enhanced by artificial intelligence drug repurposing technologies, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of ZipDoctor, Inc., based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia, and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK. More information is available at www.cosmoshealthinc.com, www.skypremiumlife.com, www.cana.gr, www.zipdoctor.co, www.cloudscreen.gr, as well as LinkedIn and X.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could", are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Such forward-looking statements include, but are not limited to, the Company’s expectation that accumulation of ETH will enhance long-term shareholder value through increasing ETH-per-share, the Company’s plans to explore additional yield-generating strategies to optimize cash flow and utility from ETH holdings, that the Facility will provide access to growth capital to support a range of strategic initiatives, including accelerated product development, advanced R&D innovation, enhanced commercial initiatives, and the Company’s planned entry into U.S. manufacturing and the anticipated use of proceeds.   These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company's ability to raise sufficient financing to implement its business plan, and the Company's ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's filings with the SEC, which are available at the SEC's website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com

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